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                                                                      Exhibit 23


                         Independent Auditors' Consent

The Board of Directors
ViroPharma Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-34129, No. 333-38248, No. 333-60951 and No. 333-38256) on Form S-8 and
registration statements (No. 333-37960 and No. 333-64482) on Form S-3 of ViroPharma Incorporated of our report dated February 8, 2002, with respect to the consolidated balance sheets of ViroPharma Incorporated and subsidiary as of December 31, 2000 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 2001 and for the period from December 5, 1994 (Inception) to December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of ViroPharma Incorporated.


                                             KPMG LLP


Princeton, New Jersey
February 27, 2002